Exhibit 99.1

FlexShopper, Inc. Reports 2020 Fourth Quarter and Year End Financial Results

Q4 2020 Net Revenues Up 25.3% to $28.1 million

Lease Merchandise, net, Up 37.8% at December 31, 2020 Compared With Prior Year

BOCA RATON, Fla., March 8, 2021 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter and fiscal year ended December 31, 2020, highlighted by continued growth in lease activity from repeat customers, along with new customer additions.

Results for Quarter Ended December 31, 2020 vs. Quarter Ended December 31, 2019:

●	Total net revenues and fees increased 25.3% to $28.1 million from $22.4 million

●	Originated 71,350 gross leases, up 26.5% from 56,391; average origination value increased by 8.7% to $464

●	Gross lease originations increased $8.9 million, or 37.3%, to $33.1 million from $24.1 million

●	Net loss of $(419) thousand compared with net loss of $(1.0) million

●	Net loss attributable to common stockholders of $(1.0) million, or $(0.05) per diluted share, compared to net loss of $(1.6) million, or $(0.09) per diluted share

●	Gross profit increased 46.7% to $11.1 million from $7.5 million

●	Adjusted EBITDA[1] increased to $2.6 million compared to $1.1 million

Results for Twelve Months Ended December 31, 2020 vs. Twelve Months Ended December 31, 2019:

●	Total net revenues and fees increased 15% to $102.1 million from $88.8 million

●	Originated 188,554 gross leases, up 23.95% from 152,122; average origination value increased by 3.4% to $468

●	Gross lease originations increased $19.4 million, or 28.2%, to $88.2 million from $68.8 million

●	Net loss of $(340) thousand compared with net income of $577 thousand

●	Net loss attributable to common stockholders, inclusive of deemed dividend expense of $0.7 million in Q1, of $(3.5) million, or $(0.17) per diluted share, compared to $(1.9) million, or $(0.11) per diluted share in the prior year, which included no deemed dividend expense

●	Gross profit increased 23.7% to $35.4 million from $28.6 million

●	Adjusted EBITDA[1] improved to $8.7 million from $8.4 million

●	Lease merchandise, net, of $42.8 million at December 31, 2020 increased 37.8%

¹	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Fourth Quarter 2020 Highlights and Recent Developments

●	Pilot program with a national retailer has been expanded from one state to four states. Following a successful introduction, the program will expand to three additional states as of March 15th.

●	Credit facility maturity extended along with important modifications. The Company’s credit facility was extended until April 1, 2024 and included eligibility and covenant modifications which improve liquidity.

●	Origination growth continuing into 2021. The strong origination growth experienced in the fourth quarter has continued into 2021, with originations rising 23% in January and February combined, compared with the same two-month period in 2020.

●	Leases originated in the fourth quarter driving favorable results in the first months of 2021. Adjusted EBITDA for January 2021 was approximately $1.59 million.

●	Repeat customer trends continue to be favorable. During 2020, the Company originated $37.7 million from existing customers, representing approximately 43% of total gross lease originations. This compared with $27.4 million repeat customer leases in 2019, or 38% of total existing gross lease originations.

Rich House, CEO, stated, “We closed 2020 with excellent momentum as our originations in the fourth quarter grew 37.3%, resulting in year-end a Net Merchandise balance of $42.8 million, which was similarly up 37.8%. Our asset quality continued to be solid and with our recently extended credit facility, we believe we are well-positioned to continue our growth. Subsequent to year end, we expanded our pilot program with a national retailer and now are a payment option in four states with them. We are also continuing to focus on securing additional retail partners and are optimistic regarding the progress of those discussions.”

Mr. House continued, “Against the challenging backdrop that 2020 posed for everyone, our business proved its resilience as our underwriting remained solid. Additionally, our FlexShopper platform continues to be a key differentiator for our business by providing our partners a robust direct to consumer option alongside our integrationless payment option in their stores and on their websites. We took a methodical approach during the pandemic and, after thorough data analysis, resumed our emphasis on growth. In addition to growing originations with new customers, we are also having good success driving repeat business which leads to expanding margins. Combined with our return on capital framework, we expect this strategy to drive increased value for FlexShopper.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date: Tuesday, March 9, 2021

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-3944

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/43735/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Lease revenues and fees, net	26,950,434	21,378,164	96,939,767	85,331,360
Lease merchandise sold	1,191,139	1,083,653	5,144,747	3,458,529
Total revenues	28,141,573	22,461,817	102,084,514	88,789,889

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	16,326,208	14,152,683	63,308,210	57,939,899
Cost of lease merchandise sold	739,281	760,792	3,424,880	2,282,036
Marketing	2,260,152	1,618,065	5,880,063	3,649,292
Salaries and benefits	3,116,073	2,484,537	10,440,693	8,469,334
Operating expenses	4,367,210	3,188,853	14,404,953	11,345,091
Total costs and expenses	26,808,924	22,204,930	97,458,799	83,685,652

Operating income	1,332,649	256,887	4,625,715	5,104,237

Interest expense including amortization of debt issuance costs	1,088,478	1,044,651	4,302,561	4,310,422
Income/(loss) before income taxes	244,171	(787,764)	323,154	793,815
Provision for income taxes	663,050	216,400	663,050	216,400
Net income/(loss)	(418,879)	(1,004,164)	(339,896)	577,415

Deemed dividend from exchange offer of warrants	-	-	713,212	-
Dividends on Series 2 Convertible Preferred Shares	609,771	609,717	2,438,988	2,437,884
Net income/(loss) attributable to common shareholders	$(1,028,650)	$(1,613,881)	$(3,492,096)	$(1,860,469)

Basic and diluted (loss) per common share:
Basic and diluted	$(0.05)	$(0.09)	$(0.17)	$(0.11)

WEIGHTED AVERAGE COMMON SHARES:
Basic and diluted	21,359,912	17,704,865	20,995,349	17,672,156

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$8,541,232	$6,868,472
Accounts receivable, net	10,032,714	8,272,332
Prepaid expenses	869,081	672,242
Lease merchandise, net	42,822,340	31,063,104
Total current assets	62,265,367	46,876,150

PROPERTY AND EQUIPMENT, net	5,911,696	5,260,407

OTHER ASSETS, net	72,316	78,335
Total assets	$68,249,379	$52,214,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,907,619	$4,567,889
Accrued payroll and related taxes	352,102	513,267
Current portion of promissory notes to related parties, net of $8,276 at 2020 and $5,333 at 2019 of unamortized issuance costs, including accrued interest	4,815,546	1,067,740
Current portion of promissory note – Paycheck Protection Program	1,184,952	-
Accrued expenses	2,646,800	1,372,901
Lease liability - current portion	160,726	27,726
Total current liabilities	17,067,745	7,549,523

Loan payable under credit agreement to beneficial shareholder, net of $61,617 at 2020 and $281,138 at 2019 of unamortized issuance costs and current portion	37,134,009	28,904,738
Promissory notes to related parties, net of $24,828 at 2019 of unamortized issuance costs and current portion	-	3,725,172
Promissory note – Paycheck Protection Program, net of current portion	741,787	-
Accrued payroll and related taxes net of current portion	204,437	-
Lease liabilities less current portion	1,947,355	2,067,184
Total liabilities	57,095,333	42,246,617

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - designated 250,000 shares, issued and outstanding 170,332 shares at 2020 and 171,191 shares at 2019 at $5.00 stated value	851,660	855,955
Series 2 Convertible Preferred Stock, $0.001 par value - designated 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,359,945 shares at 2020 and 17,783,960 shares at 2019	2,136	1,779
Additional paid in capital	36,843,326	35,313,721
Accumulated deficit	(48,495,076)	(48,155,180)
Total stockholders’ equity	11,154,046	9,968,275
	$68,249,379	$52,214,892

 FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/ income	$(339,896)	$577,415
Adjustments to reconcile net (loss)/ income to net cash used in operating activities:
Depreciation and impairment of lease merchandise	63,308,210	58,253,095
Other depreciation and amortization	2,577,084	2,524,422
Compensation expense related to issuance of stock options and warrants	1,388,755	723,394
Provision for doubtful accounts	(31,930,714)	34,838,046
Interest in kind added to promissory notes balance	13,388	-
Payment of interest in kind under promissory notes	-	73,073
Payment of interest in kind under credit agreement	-	170,550
Changes in operating assets and liabilities:
Accounts receivable	30,170,332	(36,734,415)
Prepaid expenses and other	(195,104)	(352,710)
Lease merchandise	(75,067,446)	(56,951,502)
Security deposits	2,943	9,210
Accounts payable	3,339,730	(3,814,098)
Lease liabilities	198,528	(124,319)
Accrued payroll and related taxes	43,271	120,172
Accrued expenses	1,283,372	218,206
Net cash used in operating activities	(5,207,547)	(469,461)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(3,098,194)	(2,241,172)
Net cash used in investing activities	(3,098,194)	(2,241,172)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	15,033,000	12,396,078
Repayment of loan payable under credit agreement	(7,023,250)	(11,815,488)
Proceeds from promissory notes to related parties, net of fees	-	3,440,000
Proceeds from promissory notes- Paycheck Protection Program, net of fees	1,914,100	-
Repayment of promissory note	-	(500,000)
Principal payment under finance lease obligation	(6,664)	(2,527)
Refund of equity issuance related costs	-	61,509
Proceeds from exercise of warrants	131,250	43,875
Proceeds from exercise of stock options	5,662	69,406
Repayment of installment loan	(11,207)	(11,208)
Debt issuance related costs	(64,390)	(243,750)
Net cash provided by financing activities	9,978,501	3,437,895

INCREASE IN CASH	1,672,760	727,262

CASH, beginning of period	6,868,472	6,141,210

CASH, end of period	$8,541,232	$6,868,472

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and twelve months ended December 31, 2020 and 2019 were as follows:

	Three months ended
	December 31,
	2020	2019	$ Change	% Change
Adjusted EBITDA:
Net loss	(418,879)	(1,004,164)	585,285	(58.3)
Provision for income taxes	663,050	216,400	446,650	206.4
Amortization of debt costs	71,514	94,346	(22,832)	(24.2)
Other amortization and depreciation	615,881	550,140	65,741	11.9
Interest expense, excluding amortization of debt costs	1,016,964	950,305	66,659	7.0
Stock compensation	188,020	149,927	38,093	25.4
Product/infrastructure expense	17,457	95,513	(78,056)	(81.7)
Warrants compensation-consulting agreement	-	84,361	(84,361)	(100.0)
Executive separation agreement	396,090	-	396,090	-
Adjusted EBITDA	$2,550,097	$1,136,828	$1,413,269	124.32

	Twelve months ended
	December 31,
	2020	2019	$ Change	% Change
Adjusted EBITDA:
Net (loss) / income	(339,896)	577,415	(917,311)	(158.9)
Provision for income taxes	663,050	216,400	446,650	206.4
Amortization of debt costs	305,797	324,686	(18,889)	(5.8)
Other amortization and depreciation	2,271,287	2,199,737	71,550	3.3
Interest expense, excluding amortization of debt costs	3,996,764	3,985,736	11,028	0.3
Stock compensation	981,261	595,833	385,428	64.7
Product/infrastructure expense	299,287	401,896	(102,609)	(25.5)
Warrants compensation-consulting agreement	139,480	127,561	11,919	9.3
Executive separation agreement	396,090	-	396,090	-
Adjusted EBITDA	$8,713,120	$8,429,264	$283,856	3.4

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s financial guidance for fiscal year 2019. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.